UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 3, 2024

Amphastar Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36509	33-0702205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11570 6th Street
Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(zip code)

(909) 980-9484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMPH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2024 Annual Meeting of Stockholders of Amphastar Pharmaceuticals, Inc. (the “Company”) held on June 3, 2024 (the “Annual Meeting”), the stockholders of the Company voted on and approved the amendment and restatement of the Company’s 2015 Equity Incentive Plan (as amended and restated, the “2015 Equity Incentive Plan”).

The terms and conditions of the 2015 Equity Incentive Plan are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2024. The 2015 Equity Incentive Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The stockholders of the Company voted on the following items at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2024:

1.	To elect four Class II directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024;
3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and
4.	To approve, the amendment and restatement of the Company’s 2015 Equity Incentive Plan (as amended and restated, the “2015 Equity Incentive Plan”);

The voting results for the proposals are detailed below.

1. Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Mary Ziping Luo	36,539,361	3,238,762	16,103	4,897,137
Howard Lee	30,735,084	9,041,573	17,569	4,897,137
Michael A. Zasloff	28,934,721	10,836,431	23,074	4,897,137
Gayle Deflin	37,568,636	2,204,679	20,911	4,897,137

Each director nominee was duly elected to serve until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
44,072,994	586,017	32,352	N/A

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

3. Advisory Vote on the Compensation of our Named Executive Officers

For	Against	Abstained	Broker Non-votes
37,859,745	1,833,819	100,662	4,897,137

The stockholders approved, on a non-binding basis, the compensation of the Company’s named executive officers.

4. Approval of the amendment to the 2015 Equity Incentive Plan

For	Against	Abstained	Broker Non-votes
28,069,401	11,693,213	31,612	4,897,137

The stockholders approved the Amendment to the 2015 Equity Incentive Plan.

ITEM 8.01 Other Events

On June 3, 2024, the Company’s Board of Directors authorized a $50 million increase to the Company’s share buyback program, which is expected to continue for an indefinite period of time. The primary goal of the program is to offset dilution created by the Company’s equity compensation programs.

Purchases may be made through the open market and private block transactions pursuant to Rule 10b5-1 plans, privately negotiated transactions, or other means, as determined by the Company’s management and in accordance with the requirements of the Securities and Exchange Commission and applicable laws.

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, and other conditions.

A copy of the press release announcing the share buyback program is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc. (as amended and restated)
99.1	Press Release issued by Amphastar Pharmaceuticals, Inc., dated June 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: June 4, 2024
By: /s/ William J. Peters

William J. Peters
Chief Financial Officer and Executive Vice President